PURCHASE AGREEMENT

This License Agreement made this 12th day of January 1999.

BETWEEN:
          DIRECTION TECHNOLOGIES INC.
          #723 - 250 H Street
               Blaine, WA  98230

          (the " Purchaser ")

                                        OF THE FIRST PART

AND:
          QIBLAH INTERNATIONAL INDUSTRIES LTD.
           #2400 - 1177 W. Hastings Street
          Vancouver, B.C.

          (the " Vendor")
                                        OF THE SECOND PART

WHEREAS:

A. The Vendor is engaged in the research, development, manufacturing and marketing of proprietary Qiblah direction finding technology and holds 100% of the beneficial and legal title in respect of such technology including without limitation: common law trademarks and copyrights; the sole right to make application for patents, trademarks, and copyrights in respect of the Technology; engineering designs; concepts; models;
prototypes; parts; manufacturing machines and tools; trade secrets; know-how and show-how associated with Qiblah direction finding (collectively, the "Technology").

B. The Vendor is willing to disclose to the Purchaser, its agents and employees, the Technology and such other production knowledge and technical knowledge and technical experience, and generally to advise and assist the Purchaser and its technical staff at reasonable times and in reasonable ways to facilitate the Purchaser's objective of producing Qiblah direction finders embodying the Technology (the "Products").

      NOW THEREFORE IN CONSIDERATION of one (1) dollar (the receipt and sufficiency of which is hereby acknowledged), the premises, other good and valuable consideration and of the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

I.   THE ASSETS PURCHASE

      The Vendor hereby agrees to sell and the Purchaser hereby agrees to buy all of the assets, undertaking and goodwill relating to Qiblah direction finders of the Vendor, including but not limited to the assets and technology as described in the attached Schedule "A" (the "Assets").

II.  THE PURCHASE PRICE

      In order to conclude the purchase and sale transaction contemplated by this Agreement, the Purchaser shall allot and issue 5,000,000 common shares in the capital stock of the Purchaser (the "Shares") to the Vendor at the deemed issuance price of $0.10 on Closing and subject to fulfilment of the terms and conditions contained herein, the Technology shall be free and clear of all liens, claims, charges and encumbrances whatsoever.

III. REPRESENTATIONS AND WARRANTIES

                                         1.    the Vendor is duly
               incorporated and validly existing pursuant to the laws of the Province of British Columbia;

                                          2.     there   are   no
               options,    warrants,   rights    or    agreements
               outstanding with respect to the purchase of any of the Rights.

                                          3.     there   are   no
               agreements existing or contemplated, written or oral of any nature or kind whatsoever to which the Vendor is a party except as have been in writing disclosed to and approved by the Purchaser;

                                         4.    the Vendor has all
               corporate power and authority to carry on its business as presently carried on;

                                         5.    the making of  the
               Purchase Agreement and the completion of the transactions contemplated hereby does not conflict with or result in the breach of or the acceleration of any indebtedness under any terms, provisions or conditions of or constitute default under the Articles of Incorporation or any amendment thereto or the By-laws of the Vendor or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument or obligation to which the Vendor is a party or is bound or any judgement, which the Vendor is bound or, to the knowledge of the Vendor, any statute or regulation applicable to the Vendor.

     A. The Purchaser covenants, represents and warrants to the Vendor that:

                                         1.   the Company is duly
               incorporated and validly existing pursuant to the laws of the State of Nevada;

                                         2.    the Purchaser  has
               all corporate power and authority to carry on its business as presently carried on;

                                         3.    the making of  the
               Purchase Agreement and the completion of the transactions contemplated hereby does not conflict with or result in the breach of or the acceleration of any indebtedness under any terms, provisions or conditions of or constitute default under the Articles of Incorporation or any amendment thereto or the By-laws of the Purchaser or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument or obligation to which the Purchaser is a party or is bound or any judgement, which the Purchaser is bound or, to the knowledge of the Purchaser, any statute or regulation applicable to the Purchaser.

IV.  TERMINATION

      This agreement shall terminate at the option of the Purchaser forthwith if Closing shall not have taken place by January 15, 1999 or such later date as the parties may agree to in writing. In the event of a default by either party of its obligations pursuant hereto, the obligations of the other party shall, at its opinion, terminate forthwith.

V.   NOTICE

      Any notice given by either party hereto to the other party shall be deemed to have been sufficiently given if sent by registered mail, to the address of the other party set forth on page one hereof, unless and until another address shall have been designated in writing by such other party for that purpose. Any notice so given shall be deemed to have been received five business days following the day that it was sent.

VI.  SEVERABILITY

      Should any part of this Purchase Agreement, for any reason, be declared or held invalid, such invalidity shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Purchase Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Purchase Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

VII. FURTHER DOCUMENTS

      The parties shall execute such of the documents and do such other things that may be reasonably necessary to give full effect to the transactions contemplated hereby.

VIII.     GOVERNING LAW

      This Purchase Agreement shall be subject to and governed in accordance with the laws of the Province of British Columbia, Canada, and the parties hereto do attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia.

IX.  COUNTERPARTS

      This Purchase Agreement may be executed in counterpart and the counterparts altogether shall constitute a fully executed
Purchase Agreement, and any facsimile signature shall be taken as an original.

     IN WITNESS WHEREOF the parties hereto have duly executed this Purchase Agreement as of the day and year first above written.

QIBLAH INTERNATIONAL INDUSTRIES LTD.    )
                                             )
                                             )
/s/                                                      )
Per: Authorized Signatory                    )


DIRECTION TECHNOLOGIES INC.                  )
                                             )
                                             )
/s/                                                      )
Per: Authorized Signatory                    )

     SCHEDULE "A" TO THE AGREEMENT DATED 12TH JANUARY, 1999
           BETWEEN QIBLAH INTERNATIONAL INDUSTRIES LTD.
                 AND DIRECTION TECHNOLOGIES INC.

                        Assets Inventory

     The Exclusive rights to the use of all patents, patents pending under application No. 972622 registered in South Africa March 26, 1987, trademarks, copyrights, title, engineering designs, concepts, models, prototypes, parts, manufacturing machines and tools, trade secrets, know-how and show-how, and customer lists associated with the research, development, manufacturing, distributing and retailing business of the Qiblah finders products of the Vendor (subject to the worldwide manufacturing and certain marketing rights of Qiblah Technologies Ltd. as set out in an agreement dated October 30, 1997 per Schedule "B" attached) and more particularly:

10,000,000  common  shares  in Qiblah Technologies  Ltd.  a  duly
registered   non-reporting,  non-listed  South   African   public
corporation.

Tools,  Dies  and  related  manufacturing  items  for  integrated
L.C.D.'s display units.

Injection molding tools.

1 set technical drawings.

Inventory comprised of:

     5,000 compasses
     4,000 L.C.D.'s
     2,000 Casings

     SCHEDULE "B" TO THE AGREEMENT DATED 12TH JANUARY, 1999
           BETWEEN QIBLAH INTERNATIONAL INDUSTRIES LTD.
                 AND DIRECTION TECHNOLOGIES INC.

This  Agreement is dated for reference the 30th Day  of  October,
1997

BETWEEN
          QIBLAH INTERNATIONAL INDUSTRIES LTD., a British Columbia corporation having its registered offices at Suite 1710, 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2KE, hereinafter called AOwner@

                                       AS PARTY OF THE FIRST PART
AND
          QIBLAH TECHNOLOGIES LTD., a South African corporation having its executive offices at 46 Stander Street, Brackenhurst, Alberton 1449, South Africa, hereinafter called AManufacturer@

                                      AS PARTY OF THE SECOND PART
WHEREAS

1. Kurt Rolf Papsdorf, Inventor, made the Patent Application 972622 in his name, which Application was duly registered with the South African Registrar of Patents, Designs, Trade Marks and Copyright on the 26th day of March, 1997, a copy of which Application is attached to and forms part of this Agreement as Schedule AA@;

2. By Agreement dated the 29th day of October, 1997, the Inventor, Kurt Rolf Papsdorf did assign to the Owner the whole of the benefits of the said Patent Application, including the right to the issue in the name of the Owner any Patents granted in pursuance of such Application, a copy of which Agreement is attached to and forms part of this Agreement as Schedule AB@ hereto;

3. The subject matter of the said Patent Application is a electronic mechanism by which the Holy City of Makkah, center of the Muslim faith and birthplace of the Prophet Muhammad, founder of Islam, may be accurately located from any location on the face of the earth. This mechanism has been incorporated into a fully designed and operational unit called the Global Qiblah Locator (AGQL@);

4.   Manufacturer  was  incorporated  in  South  Africa   to   be
     responsible for the manufacturing and primary distribution of the GQL.

NOW THIS AGREEMENT WITNESSES that in consideration of the sum of Ten dollars, United States currency ($US 10.00), the legal
sufficiency  whereof   and the receipt by each  party  hereto  is
acknowledged and accepted, the parties hereto are agreed as follows:

1.0  Definitions

     In this Agreement,

1.1 "Know-How" includes all technical information, procedures, processes, trade secrets, methods, practices, techniques, information, bills of parts, diagrams, drawings, specifications, blue-prints, lists of materials, labor and general costs, production manuals and data relating to the design, manufacture, production, inspection and testing of the Products, which are from time to time in the Owner's possession with free right of disposal;

1.2 "Net Sales" shall mean in respect of any particular period, the net invoiced sales of Products sold by the Manufacturer or on behalf of the Manufacturer, excluding returns, discounts, value added or sales taxes or other similar taxes payable on the amounts so charged, freight, insurance, external packaging of Products and credits, provided, however, that with respect of any Products disposed by any of the Manufacturer to third persons in any manner other than a regular competitive sales transaction, the net invoice price of any item which is sold in such manner shall be deemed to be an amount equal to the amount which would have been the net invoice price of such item had it been sold in the same market for cash in a regular competitive transaction;

1.3   "Patents" shall refer to the Patent Application set out  in
Schedule  "B"  and  shall include patents  for  improvements  and
modifications   thereof   and  applications   for   patents   for
improvements and modifications thereof;

1.4 "Products" shall be deemed to be those items to be manufactured according to the Patents and Know-How as generally disclosed in the in the Application for the Patents and Know-How and shall refer to and include the GQL, as more specifically set out in Schedule AC@, and to all items associated with such Products, such as advertising, packaging and informational information, whether in electronic or printed format;

1.5 "Trade Marks" shall refer to those Trade Marks set out in Schedule AD@ and shall include all trade marks and trade names that may in the future be adopted by the Manufacturer in connection with the Products manufactured by the Manufacturer;

1.6 "Territory" shall mean and refer to the geographical area for which a license is created by this Agreement for the distribution and sale of Products, comprising the independent nations, principalities and other self-governing areas listed in Schedule "D" hereto, whose geographical boundaries are comprised and defined by the laws of same .

2.0  Grant of License

2.1 The Owner grants to the Manufacturer the exclusive license under the Patents and Trade Marks to:

     1.    manufacture  on  a  world-wide  basis,   the  Products
     covered by the Patents;

     2. distribute, use and sell throughout the Territory, the Products covered by the Patents so manufactured; and

     3. use the Trade marks in conjunction with the Products throughout the Territory.

2.2 Owner grants to the Manufacturer the exclusive rights to use and exploit the Know-How in the manufacture of the Products.

2.3 Manufacturer acknowledges that some or all of the Know-How has been disclosed and delivered to Manufacturer in confidence prior to and in contemplation of the execution of this Agreement. The remainder of the Know-How shall be furnished to the Manufacturer as soon as possible after the date of execution of the Agreement but not later than ninety days (90) from the date of execution of this Agreement.

2.4 The obligation to furnish Know-How shall extend to Know-How existing at the date of this Agreement and to any Know-How defined in this Agreement which later becomes the possession of the Owner during the term of this Agreement.

2.5 Owner warrants that there are no other subsisting licenses under the Know-How in the Territory and covenants that no further disclosure to third parties will be made by it of the Know-How in the Territory while this Agreement is in force.

2.6 Owner warrants that the Know-how will be sufficient and suitable for the manufacture of the Products to a quality comparable to the quality of the sample Products furnished to the Manufacturer by the Owner, provided that the Manufacturer at all times conforms strictly with the Know -How.

2.7 Owner reserves the right to make and enter into other agreements for the licensing of the rights of sale and distribution of the GQL in other geographical areas of the world not licensed herein to the Manufacturer on such terms and conditions as to the Owner are acceptable, and further that such terms and conditions may be different than the terms and conditions of this agreement.

2.8 Owner reserves the right to license other persons or corporations to manufacture the Products and to use the Know-How for such purposes of manufacture under terms and conditions, similar to those herein, in the event that the Manufacturer, for any reason, is either unwilling or unable to supply sufficient Products at the times or at the prices or to the quality specified by the Owner, to meet the requirements of the market place and the various Manufacturers created by the Owner.

3.0  Sub-licenses

     The  Manufacturer may, with the prior written consent of the
Owner,   appoint  sub-licensors  for  the  Products  within   the
Territory provided that:

  Any such sub-Manufacturers be at arm=s length with the Manufacturer and that any such sub-Manufacturers enter into an agreement with the Manufacturer which is satisfactory to the Owner. The Owner shall be a party of any such sub-license agreement.
  Any such sub-license agreement shall include terms imposing on the sub-Manufacturer all of the obligations of the Manufacturer pursuant to this Agreement and shall reserve to the Owner and the Manufacturer severally all of the rights of the Owner. The Owner shall have the right to enforce and terminate such agreement without the consent of the Manufacturer.

  Any agreement appointing a sub-Manufacturer shall be terminable at the option of the Owner by the Owner in the event of the termination of this Agreement (for whatever reason) and shall provide that if it is not terminated by the Owner on the termination of this Agreement, it may at the option of the Owner continue in force as a license agreement between the Owner and the sub-Manufacturer.

4.0  Term of the Agreement

4.1 Subject to the provisions for early termination as set out in this Agreement, this Agreement shall remain in full force and effect for a period of ten years (10) and shall expire on the 30th day of October, 2007.

4.2 This Agreement shall be automatically renewed on its expiry for a further term of ten (10) years. Upon any such renewal, whether automatic or otherwise, the terms and conditions shall remain the same with the exception of the minimum production quotas as set out in Schedule AE@, which shall be renegotiated by the parties. In the event that the parties are unable to agree on a new minimum production or market quota, the minimum production or marketing quota shall be 100% of the minimum quota then existing for the previous year of this Agreement, In the event that the Owner does not wish to renew this Agreement, it may terminate the same at the end of any two year period, by giving 120 days of prior written notice to the Owner.

5.0  Improvements

5.1 Each party agrees to promptly disclose to the other any and all technical data and information relating to any and all developments or improvements of the Patents or the Products
(whether or not patentable) and of the Know-how that it may develop or acquire during the term of this Agreement to the extent that such disclosure is not restricted or prohibited by law, or any undertaking given to, or any conditions, restriction or restraint imposed by third parties, or by considerations relating to the validity of any Patent in respect of which applications is about to be made.

5.2 The Manufacturer covenants and agrees that it shall not make or manufacture any design changes or modifications to the Products without the prior written consent of the Owner. Manufacturer further covenants and agrees that any modifications, design changes or improvements made to the Products, whether same can be the subject of further patent applications or not, shall be disclosed to the Owner and that such disclosures shall be made sufficiently promptly so that the Owner can file whatever applications for letters patent it wishes. Manufacturer agrees that Owner shall have the sole right to make such patent applications. Manufacturer further covenants and agrees to execute promptly and without compensation any and all papers and documents and to perform whatever lawful acts may be deemed necessary or desirable to effect and maintain the Owner=s licensed rights in the Patents and Know-How and improvements and applications for letters patent and in all letters patent issuing from applications for letters patent.

5.3 Owner shall grant to Manufacturer an exclusive license to manufacture, market and sell the Products in the Territory under all improvements and all developments to be furnished to Owner, together with an ancillary grant of the right to use any associated Trade marks and any associated Know-How, provided that in the case of any such improvement or development the disclosure of which by the Owner is subject to any restrictions, legal prohibitions, undertakings given to or conditions, restrictions or restraints imposed by third parties or considerations relating to the validity of any patent in respect of which application is about to be made, any grant by the Owner to the Manufacturer under this provision shall be limited accordingly.

5.4 Under all developments or improvements of the Patents or the Products to be furnished by the Manufacturer to the Owner, the following additional terms shall apply:

     1. Outside the Territory, the Owner shall have the exclusive royalty-free license on any such improvements on the Patents or Products now owned or hereafter made or acquired by Manufacturer during the life of this Agreement. Manufacturer further covenants and agrees to notify Owner of any improvements and to execute promptly and without compensation any and all papers and documents and to perform whatever lawful acts may be reasonably deemed necessary or desirable to effect and maintain the Owner=s licensed rights or the rights of any of the Owner=s sub-Manufacturers in said improvements and applications for letters patent and in all letters patent issuing from said applications for letters patent.

     2. Inside the Territory, Manufacturer shall have the exclusive license to manufacture and sell the products incorporating or constituting such developments or improvements as approved by the Owner; provided that in the case of any such improvement or development the disclosure of which by the Manufacturer is subject to any restriction, legal prohibitions, undertakings given to or conditions, restrictions or restraints imposed by third parties , or considerations relating to the validity of any patent in respect of which application is about to be made, any grant by the Manufacturer to the Owner shall be limited accordingly.

5.5 Where technical data and information relating to any developments or improvements of the Products is legally obtained or obtainable from an unrelated party only upon payment, there shall be no obligation on either party to make such payment in order to obtain such technical data and information for disclosure to the other party provided, however, that is the party does not make such payment, such technical data and information shall be disclosed to the other party.

6.0  Obligations of the Owner.

6.1 The Owner shall provide to the Manufacturer sample marketing information and standard information such as installation instructions, technical data and manuals as are necessary to promote the sale of the Products, and including trade advertisements and promotional literature, if requested by the Manufacturer. The Manufacturer shall obtain the prior written approval of the Owner to use any such information which is not simply a translation or a copy of that provided by Owner. Manufacturer shall provide a translation in the English language of such promotional material at the time of applying for such approval.

6.2 The Owner agrees to use its best efforts to provide the Manufacturer with accurate technical assistance under this agreement, but the Owner does not assume any responsibility for any Products produced and sold by the Manufacturer; nor shall the Owner be deemed to make, or have made, any warranties of any nature whatsoever with respect to such technical assistance or with respect to the Products.

6.3 Upon the written request of the Manufacturer, the Owner shall render all Know-How, training and technical assistance necessary to be provided by the Owner under this agreement at times and places mutually agreed upon and subject to the availability of the Owner's personnel and facilities. The Owner does not warrant or agree that any of its personnel to be furnished or to be made available to the Manufacturer under this agreement will speak any language other than English. The Manufacturer shall obtain any and all necessary visas, work permits, residence permits or other permits or approvals necessary for the entry into and working in the Territory of all technical personnel who are to be provided by the Owner under the terms of this agreement.
 .
6.4 Upon the written request of the Manufacturer during the term of this agreement, the Owner agrees to send at such reasonable intervals and times as may be mutually acceptable to the Owner and the Manufacturer at least one of the Owner's technical personnel and such additional technical personnel as may be mutually agreed upon between the parties, to the Manufacturer's plant in the Territory, to provide such technical assistance as may be reasonably necessary to produce Products of a quality at least equal to those being produced by the Owner. Such assistance shall include the training of a reasonable number of the
Manufacturer's personnel. The Manufacturer shall reimburse the Owner for the costs with respect to any employees sent to and maintained in the Territory under this paragraph. Such reimbursement shall be made by the Manufacturer in Canadian currency and shall be in the amount of the total of the following:

     (a) the expenses of the personnel in traveling to and from Territory; and

     (b) the ordinary living expenses of the personnel while in the Territory.

     The Manufacturer further agrees to advance to the Owner the cost of one or more round-trip air fares, as the case may be, from the Territory simultaneously with its request for such technical personnel. The Manufacturer further agrees to reimburse the Owner for the aforementioned costs and expenses within thirty days following receipt of the Owner's invoice therefor after deduction of the air fare referred to above. It is understood, however, that all ordinary living expenses of such technical personnel relating to the initial set-up and installation of equipment under this agreement, excluding the cost of food and accommodation, are to be paid by the Owner. The Owner does not warrant or agree that any of its personnel to be furnished or to be made available to the Manufacturer under this agreement will speak any language other than English.

7.0   Manufacturer's Duties -- Exploitation of Patents

7.1 The Manufacturer shall within the limits of its reasonable ability, promote the sales of the Products in the Territory, and conduct its business in a manner so as to enhance the reputation of the Products and Trade Marks.

7.2 The Manufacturer shall manufacture the Products to the highest standards and use the best quality of available materials and sub-assemblies that are economically possible and available, having regard to the nature of the Products and the use to which they are to be put.

7.3 The Manufacturer shall maintain the standards of design, materials, quality control, production and safety testing and inspection at least equal to the standards specified by the Owner and shall permit the Owner, at its own expense to inspect the production line while in operation and to call for and inspect samples of the Products manufactured by the Manufacturer, and to inspect the Manufacturer's operations generally, in order to determine if the Manufacturer has adhered to such standards. In the event that the Manufacturer fails to adhere substantially to such standards, the Owner may give the Manufacturer thirty days' written notice of demand to comply, and if the Manufacturer fails to comply (or if compliance by its nature requires a period longer than thirty days, then if the Manufacturer fails to commence complying and thereafter continues the process of correcting the non-compliance), then the Owner, in addition to its other remedies, may terminate this agreement by notice in writing.

7.4 The Manufacturer agrees diligently to promote the sale of the Products under this agreement. The Manufacturer further agrees that its advertising expenditures for the promotion of the Products during the course of every quarter during the term of this agreement, and any extensions thereof, shall be in an amount equal to Three (3%) percent of the Net Sales of such Products sold by the Manufacturer during the quarter preceding. A detailed report concerning such advertising shall be made to the Owner within fifteen days after the end of each quarter.

7.5 The Manufacturer shall ensure that any registration or notification required by the laws of the Territory shall have been carried out. The Manufacturer shall comply with all laws and regulations as may apply with the Territory, as applicable to this agreement and all transactions and activities contemplated or to be performed under this agreement. The Manufacturer shall procure and maintain all approvals, licenses, permissions and permits necessary to the performance of its business and conduct its business in a manner so as to not bring discredit upon the reputation of the Products or the Owner. The Manufacturer shall keep the Owner informed of any laws or regulations of the Territory which may affect the promotion, sales, services or maintenance of the Products in order that the Owner will not breach any such laws or regulations through lack of awareness thereof.

7.6 The Manufacturer acknowledges that the essence of this agreement is that the Owner's present and future Products will receive priority attention from the Manufacturer. Accordingly, the Manufacturer undertakes and agrees that during the term of this agreement the Manufacturer will not sell any products which may, in any way, compete with the promotion and sale of the Products or have any financial or other interest, either directly or indirectly, and either as shareholder, officer, director, adviser, lender, owner, manager or agent, in any corporation, partnership or other entity whose business is the sale or manufacture of products which may in any way compete with the manufacture, promotion and / or sale of the Products without the written consent of the Owner. Nothing in this agreement shall prevent the Manufacturer from continuing to carry on the business of products other than Products of the Owner.

7.7 The Manufacturer must keep the Owner informed of the locations of its production facilities in a timely manner.

8.0   Marketing and Production of Products

8.1 The Manufacturer agrees that it shall commence selling the Products on or before December 1st, 1997.

8.2 The Manufacturer agrees that it shall manufacture and sell the minimum number of Products as set out in Schedule "E" forming part of this agreement. In the event that the Manufacturer fails to meet the minimum quotas as set out in Schedule "E", the Owner, at its sole option may:

     (a) terminate this agreement with thirty days' notice in writing to the Manufacturer;

     (b) revoke the Manufacturer's exclusive license for the Territory and grant the same or lesser licenses to third parties within the Territory;

     (c) attempt to renegotiate the terms of this agreement with the Manufacturer;

     (d) waive the Manufacturer's breach of this term of the agreement in one or more specific instances of the Manufacturer's failure to meet the minimum annual marketing and production quotas, but this action shall not be deemed to relieve the Manufacturer from its obligations to otherwise meet the minimum marketing and production quotas and shall not constitute a waiver of the Owner's right thereafter to insist upon performance of the Marketing and production quota covenant of the Manufacturer.

8,3 Any authorized representative of the Owner shall have the right to enter at any time during business hours into the plant or plants of the Manufacturer for the purpose of inspecting and supervising the Manufacturer's methods and procedures of processing, manufacturing, storage, display and marketing of the Products.

9.0   Manufacturer's Prohibitions

9.1   The  Manufacturer shall not advertise the Products  outside
the  Territory  except  where  advertisements  are  included   in
international publications.

9.2 The Manufacturer shall not seek customers, establish any branch or maintain any office or depot in relation to the Products anywhere outside the Territory.

10.0  Consideration

10.1 The Manufacturer agrees to pay the Owner the amounts by way of initial payment the total of Ten Million shares (10,000,000), issued as fully paid and non-assessable voting common shares, in the capital of Manufacturer at a nominal value of One (1.00) South African Rand, per share. At the date of this Agreement, One South African Rand is equivalent to $0.25 Canadian currency.

10.2 As consideration for the license granted under the licensed Patents and licensed Trade Marks, the Manufacturer agrees to pay the Owner during the term of this Agreement an ongoing royalty equal to Ten (10.0%) percent of the Net Sales of any Product manufactured and sold by or on behalf of the Manufacturer (the "Royalties"). Such Royalties shall be payable to the branch and account designated by the Owner.

10.3 Within thirty days of the end of each quarter in each year, the Manufacturer shall deliver to the Owner a report setting out the numbers, description (including description of end use and customer name) and value of the sales of each Product manufactured by or on behalf of the Manufacturer and sold by it (whether separately or as part of any larger unit or product) during such preceding quarter. Concurrently with the making of each such report, the Manufacturer shall remit the Royalties then due to the Owner in respect of the Products sold by or on behalf of the Manufacturer in the preceding quarter.

10.4 No Royalties shall be payable in respect of Products sold or otherwise disposed of by the Manufacturer for the purpose of samples or bona fide tests on such Products.
10.5 All payments to the Owner under this agreement shall be made without any deduction of any kind except for withholding taxes, if any, eligible on the payments. The Manufacturer undertakes to take all reasonable steps to assist the Owner to obtain the benefit of any double taxation agreement which may apply to any of the payments under this agreement and to minimize the impact of any taxation in respect of such payments.

10.6 In the event that withholding taxes are eligible on any payments under this Agreement, the Manufacturer shall withhold the withholding taxes required and shall promptly remit such taxes to the appropriate taxing authority in the Territory. Upon any such remittance, the Manufacturer shall promptly provide the Owner with documentation evidencing the payment of such taxes, and any other documentation that the Owner shall reasonably require so as to obtain a foreign tax credit in Canada.

10.7 Interest on all late royalties and any other sums or payments due to the Owner under this agreement shall be charged at the average of London Interbank Offering Rate (ALIBOR@) for the month containing the due date for the late royalty or other late sum or payment plus 2.0% per annum from the due date until such overdue royalty, sum or other payment is received.

11.0  Currency of Payment

11.1 Except as otherwise specified in this agreement, all payments required to be made by or on behalf of the Manufacturer under this agreement shall be converted to and paid in United States dollars, based on the prevailing "buying" foreign exchange rate for United States dollars on the date any such payment is due, and shall be paid to the Owner or to such account or accounts at such bank or banks as the Owner may in its sole discretion designate from time to time and the Owner shall give the Manufacturer thirty days' written notice of any such change in place of payment. In the event that the Manufacturer is late in making any payment due pursuant to this agreement, then, in addition to any interest charges that may accrue thereon in accordance with this agreement, the exchange rate to be applied to any such late payment shall be the Owner's most favorable "buying" foreign exchange rate at the Royal bank of Canada at any time during the period commencing on the date that the payment was due and the date such payment was actually made.

11.2 If any law or regulation is imposed in the Territory restricting or limiting the right of the Manufacturer to make payment to the Owner as provided in this agreement, the Manufacturer shall immediately notify the Owner of any such restrictions or limitations and shall use its best efforts to register or qualify this agreement under any such law or regulation in order to allow the Manufacturer to make full payment to the Owner as provided in this agreement. The Manufacturer agrees to modify any terms or conditions of this agreement which would not unreasonably interfere with its utilization of the rights granted under this agreement, if such modifications are necessary in order to allow the Manufacturer to make full payment to the Owner. If the agreement cannot be modified to the satisfaction of both parties so as to allow the Manufacturer to obtain sufficient exchange to make its required payments under this agreement, then in that event the Owner shall have the option of accepting payment in any other authorized currency acceptable to the Owner and designated by the Owner to the Manufacturer in writing or the Owner may terminate this agreement on sixty days' notice thereof to the Manufacturer.

12.0  Warranty re Patents and Trade Marks

12.1 The Owner warrants that it has the right to grant the rights granted in this agreement and that it has granted no other rights or licenses which would derogate from the rights granted in this agreement.

12.2 The Manufacturer acknowledges the validity and ownership of the Patents in the Territory. The Manufacturer further acknowledges the validity of the Trade Marks and agrees that the Trade Marks are and shall remain the property of the Owner.

12.3 The Manufacturer shall not in any way do anything to infringe upon, harm, or contest the validity of the Patents or Trade Marks.

12.4 The Manufacturer shall maintain, in such manner as may be requested by the Owner, a watch service to detect machines, apparatus, methods or processes in the Territory relating to the Products and particularly those that infringe the Patents or Trade Marks and shall report any infringements of the Patents or Trade Marks to the Owner.

12.5 Each party shall advise the other promptly of any instances of infringements, imitations, illegal use or misuse, of any Patent or Trade Mark. The Manufacturer shall have the right to commence legal action for the enforcement of any such Patents and Trade Marks in the Territory, but prior to the commencement of any such action by the Manufacturer, the Manufacturer shall advise the Owner by notice in writing of its intention to do so. The Owner shall have the option to be exercised by delivery of notice in writing to the Manufacturer to assume carriage of any such action and appoint counsel of its choice at any time during the action provided that the Owner reimburses the Manufacturer for all reasonable legal costs incurred by the Manufacturer from the date of commencement of the action. The Owner and Manufacturer shall cooperate fully in the prosecution of any such action free of charge, and each agrees that it shall be joined as a party plaintiff to the action and authorizes such joinder. Each shall have the right at its own expense to retain independent counsel who shall be kept fully informed of all issues in the action, who shall be advised in advance of each new step in the action, and who shall be entitled promptly to receive copies of all pleadings, documents and correspondence regarding the action. In the event that any such action is successfully prosecuted against an infringer, any damages, accounting of profits, award of legal costs or other recovery shall be applied first to reimburse the party having carriage of the action for its reasonable legal expenses, including any amounts paid by the Owner to the Manufacturer in assuming carriage of the action, and any remaining amounts shall then be divided between the Owner and the Manufacturer in proportion to the damages suffered by the Manufacturer and the Royalties lost by the Owner with respect to the infringing conduct, subject to arbitration as hereinafter set out if the parties are unable to agree upon such proportion. In the event that any such action is unsuccessful, the one of the Owner and the Manufacturer having carriage of the action shall be responsible in equal shares for paying any legal costs which may be awarded to the successful defendant.

13.0  Indemnity for Patent and Trade Mark Actions

13.1 The Owner will defend the Manufacturer against a claim that the sale of any of the Products infringes Patents or Trade Marks in the Territory and the Owner will pay resulting costs, damages and legal fees finally awarded, provided that the Manufacturer promptly notifies the Owner in writing of the claim; and the Owner has sole control of the defense and all related settlement negotiations.

13.2 The Manufacturer shall have the right to terminate this agreement by notice in writing, effective immediately upon receipt, in the event that the Owner's applications for Patents referred to in Schedule "A" do not issue from the patent applications within Five years from the date of execution of this agreement.

l 4.0     Registrations, Maintenance and Filings

14.1 The Manufacturer shall be responsible for maintaining the Patents and Trade Marks in full force and effect throughout the term of this agreement. Further, the Manufacturer agrees to obtain any registration or any approvals or authorizations in connection with this license and its supplementary agreements that, in the opinion of the Owner, may be necessary or desirable to be obtained from any government or governmental agency or instrumentality in the Territory and the obtaining thereof shall be a condition to this entire agreement. The Manufacturer shall be responsible for obtaining a certified translation of the document, if required, for the scrutiny of such government, agency or instrumentality and shall bear all costs of compliance with regulations or requirements thereof.

14.2 The Owner agrees that, at the expense of the Manufacturer, the Owner shall follow up and pay all renewal fees and otherwise maintain the Patents and rights in the Patents and the Trade Marks provided, however, that the parties' agents and attorneys retained for such purpose shall be jointly appointed by the Owner and the Manufacturer. Each party further agrees to notify the other at the time it makes an application for a patent or trade mark or acquires any right in a patent or trade mark which is or becomes subject to the terms of this agreement, such notice to include the expiration dates of any period during which a related patent or trade mark application must be filed in any other country.

14.3 In the event that either the Owner or the Manufacturer decides not to file for patent protection for any invention or discovery relating to the Products, it agrees to notify the other party within thirty days after such decision in order to allow such other party to pursue any rights to such invention or discovery.

14.4 If either the Owner or the Manufacturer intends to dispose of or abandon any of the Patents, rights in the Patents, patent application or the right to file under the Paris Convention for a foreign patent (the "Patent Interest") which would be covered by this agreement, it shall promptly notify the other party of such intention and give such other party sufficient notice to permit it to take all steps necessary to preserve such Patent Interest. Such other party shall then have the right during a sixty-day period commencing with such notification to assume any such Patent Interest which the notifying party intends to dispose of or abandon and to undertake the procuring or preserving of such Patent Interest to itself. The notifying party will co-operate with the other party in such endeavor (including making an assignment of full right, title and interest in the Patent Interest) provided that such other party shall bear all costs (including any tax liability) in connection therewith. Nothing in this agreement shall prevent the Manufacturer from assigning or selling its rights to receive Royalties or its reversionary rights in anticipation of termination of the license granted by this agreement.

14.5 Each of the Manufacturer and the Owner shall render all reasonable assistance free of charge if so requested by the other in the prosecution of any present or future Patent applications in the Territory and shall do all things in its power towards maintaining the validity and enforcement of any Patents which may have issued or which may issue in respect of such Patent applications. The Manufacturer shall at the cost of the Owner render all practicable assistance, if so requested by the Owner, in connection with and in support of any application by the Owner for the extension of the terms of any Patent.

15.0  Trade Marks and Other Proprietary Marks

15.1 The Manufacturer is authorized, but not obligated to describe, refer to and advertise itself as a Manufacturer of the Owner for the manufacture of the Products in the Territory.

15.2 The Manufacturer agrees to display prominently on all of the packaging and containers for Products manufactured and offered for sale, the trade name "Global Qiblah Locator@, including any additions or modifications thereof. Below this identification and / or any trade mark owned or developed for Owner, the
Manufacturer may affix an additional mark showing that the manufacture has been made in the workshops of the Manufacturer. Text and size, however, shall not exceed one-half the above trade name . The Manufacturer agrees to use only the packaging, containers, labels, designs, advertising and descriptive material which have been approved by the Owner prior to their use. The Manufacturer shall be diligent in submitting such materials to the Owner for approval, and the Owner agrees to respond within a reasonable period. As far as possible, standard programs, outlines and procedures shall be established for advertising, promotion work and packaging. Routine minor matters handled in accordance with accepted and approved outlines and plans need not be submitted to the Owner for specific approval, except that all advertising copy must be approved by the Owner. The Owner agrees to provide the Manufacturer with appropriate designs for labels and containers.

15.3 The Manufacturer agrees that its right to use the trade name and trade mark shall be conditional upon its selling only Products of a quality equal to those being produced at any given time by the Owner, or at the Owner's discretion, in accordance with the reasonable standards of quality specified from time to time by the Owner.

15.4 In the event that the Owner decides to apply for registration of any one or more of the Trade Marks and/or Patents in connection with the Products in the Territory, the Owner shall notify the Manufacturer in writing and may request and obtain the Manufacturer=s advice and assistance if required, and keep the Manufacturer informed of pertinent developments and / or the issuance of registration. The cost of any such registration of trade marks and/or patents shall be for the account of the Owner and all such registrations shall be applied for and issue in the name of and as the sole property rights of the Owner.

15.5 If any Trade Marks of the Owner are used by the Manufacturer, alone or in combination with other trade marks of the Owner or the Manufacturer, in such manner as to be distinctive by reason of design, color, format or any other reason, such distinctive features and associated good will shall become the property of and enure to the benefit of the Owner, and the Manufacturer agrees that it will, without any payment or other consideration, sign and execute such documents as are necessary to transfer and assign all rights thereto to the Owner.

15.6 Should the law or regulations of any part of the Territory invest the Manufacturer with any property rights to any of the Trade Marks or Patents, the Manufacturer shall promptly, freely and co-operatively relinquish to the Owner any and all such rights upon termination of this agreement for any reason, without recourse or cost to the Owner and shall thereafter refrain from any further usage of the said Trade Marks or Patents.

15.7 Following termination of this agreement for any reason whatsoever, the Manufacturer agrees not to register or use any of the Trade Marks, or any trade marks or trade names which are the same as or confusingly similar to the Trade Marks. This obligation shall survive the termination of this agreement for a period of time not exceeding three years..

16.0  Manufacturer's Indemnity of Owner -- Insurance

16.1 Manufacturer agrees to indemnify and hold the Owner harmless against any liability, damage or expense (including costs and attorney's fees and expenses) by reason, or arising out of or relating to any acts, duties or obligations or omissions of the Manufacturer or of any personnel employed or otherwise engaged by the Manufacturer to perform the Manufacturer's obligations and duties under this Agreement, and the Manufacturer shall, at the request of the Owner assume the defense of any demand, claim, action, suit or proceeding brought against the Owner by reason thereof and pay any and all damages assessed against or that are payable by the Owner as the result of the disposition of any such demand, claim, action, suit or proceeding. Notwithstanding the foregoing, the Owner may be represented in any such action, suit or proceeding at its own expense and by its own counsel.

16.2 For the carrying out of the covenant contained above, but without limiting the generality thereof, the Manufacturer shall procure and maintain, in full force and effect, a comprehensive general liability insurance policy or policies with personal injury liability blanket, contractual liability and completed operations liability insurance endorsements protecting the Manufacturer and the Owner and their officers and employees against any loss, liability or expense due to personal injury, death or property damage or otherwise arising out of or occurring in connection with the business of the Manufacturer. The Owner shall be an additional insured in such policy or policies which shall be written by a responsible insurance company or companies licensed to do business in the Territory and meeting with the reasonable approval of the Owner, with a combined single limit of not less than Two million dollars for bodily injury or death and for property damage. Such policy or policies shall provide that they will not be canceled or altered without at least sixty days' prior written notice to the Owner. Within ten days after execution of the agreement, the Manufacturer shall furnish the Owner with a certificate or certificates of such insurance, together with evidence that the premiums therefor have been paid. Maintenance of such insurance and the performance by the Manufacturer of its obligations under this paragraph shall not relieve the Manufacturer of liability under the indemnity provisions set forth in this agreement.

17.0  Confidentiality

17.1 All information, including the Know-How, other than information generally known in plastic injection molding industry or information made known by a third party to the Manufacturer other than as a consequence of the Manufacturer's relationship with the Owner ("Confidential Information") supplied by or on behalf of the Owner pursuant to this agreement shall be treated as confidential by the Manufacturer and shall be used solely to enable the Manufacturer to manufacture, use, sell and develop a market for the Products in accordance with this agreement, and all documents containing or disclosing such Confidential Information shall at all times be and remain the property of the Owner; provided, however, that the Owner shall not during the continuance of this agreement demand the delivery of such documents from the Manufacturer.

17.2 The Manufacturer covenants and agrees that no Confidential Information given to it by or on behalf of the Owner in the manner described or otherwise shall be disclosed to anyone outside the organization of the Manufacturer without the prior written consent of the Owner.

17.3  The  Manufacturer agrees to use all reasonable  efforts  to
take   such   action  as  may  be  appropriate  to  prevent   the
unauthorized use and disclosure of, and to keep confidential all such Confidential Information, including:

     (a)     ensuring  that  such  Confidential  Information   is
     disclosed only to responsible employees of the Manufacturer who have first been properly instructed to maintain such Confidential Information in confidence;

     (b) not disclosing to any third party the terms and conditions of this agreement;

     (c) not disclosing methods of manufacture or sale of the Products including production and marketing plans; and

     (d) safeguarding all documents against theft, damage or access by unauthorized persons.

17.4  Permitted  Disclosure: Nothing contained in this  agreement
shall   prevent  the  Owner  or  the  Manufacturer  from   making
disclosure of any of the Confidential Information to:

     (a) any authorized body for the sole purpose of obtaining registration of any Patent for any invention or discovery which is the subject of this agreement; or

     (b) any other person, firm or corporation for the purpose of promoting the sale or use of Products by the Owner and any of its other Manufacturers or by the Manufacturer and any of its permitted sub-Manufacturers, provided that the Manufacturer shall obtain from the persons to whom such disclosure is made a covenant of non-disclosure in favor of both the Owner and the Manufacturer.

18.0  Books and Records

18.1 The Manufacturer shall keep at its principal place of business, clear and proper books of account showing production and sales of Products subject to royalties under this agreement and agrees that within thirty days following the last days of March, June, September and December, it will submit a written statement giving the total sales of the Products for the quarter being reported.

18.2 The Owner shall have access to the books and records of the Manufacturer at all reasonable times to check all relevant
figures   and   information  affecting   or   relating   to   the
Manufacturer's  operations under this  agreement,  including  the
amount   of  sales  of  the  Products  made  hereunder   by   the
Manufacturer and the amount of royalties payable under this agreement; provided, however, that if both the Owner and the Manufacturer agree upon an independent agency such as a firm of chartered accountants to represent them, either the Owner or the Manufacturer may at its election substitute for the Owner's examination a certificate of the mutually agreed-upon firm of accountants as to the amount of sales and the amount of royalties payable under this agreement and as to any other information and figures that determine or relate to the operations of the Manufacturer under this agreement. The Manufacturer shall supply the Owner with a statement of its regular auditors at the time of its regular yearly audit, certifying the number of Products manufactured and the amount of sales thereof and other figures and information necessary or helpful in determining production or sales of the Products and the amount of royalties payable under this agreement.

18.3 The Owner shall be entitled to appoint {chartered accountants] to audit the production records for the production of the Product, and the Manufacturer shall give access to such records and supporting documentation and otherwise reasonably assist in such audit so that the Owner may obtain independent verification of the written statements referred to above. In the event that such audit reveals an error in favor of the
Manufacturer in excess of 3% of the amount stated in the production statements for the year in question, then, in addition to any other remedies the Owner may have, the Owner may terminate this agreement forthwith.

18.4   Notwithstanding  termination  of   this   agreement,   the
Manufacturer shall permit such examinations to continue to take place until all outstanding claims have been settled to the satisfaction of the Owner.

19.0 Excusable Delay

19.1 In case of force majeure preventing or hindering either party from performing its obligations under this agreement, the affected party may give written notice to the other containing reasonable particulars of the force majeure in question and the effect of such force majeure as it relates to the obligations of the affected party and such force majeure shall not constitute a default under this agreement, provided that the party affected by the delay makes reasonable efforts to correct the reason for such delay. Such notice shall entitle the affected party to suspend deliveries or payments, as the case may be. For the purpose of this agreement, "force majeure" shall mean any of the following events beyond the control of the parties:

     (a) lightning, storms, earthquakes, landslides, floods, washouts and other acts of God;

     (b) substantial or material fires, explosions, breakage of or accidents to plant, machinery, equipment and storage of the supplier;

     (c) strikes, lockouts or other industrial disturbances of the supplier;

     (d)    civil   disturbances,   sabotage,   war,   blockades,
     insurrections, vandalism, riots, epidemics,

     (e) inability to obtain supplies necessary to manufacture and package the Products at the supplier's plants, if inability is industry-wide among similar manufacturers or inability to obtain electric power, water, fuel or other utilities, or services necessary to operate the plants; and

     (f) any other material event that could reasonably be considered to be force majeure by reason that it is beyond the control of the party affected; but shall not include the inability of either party to obtain financing or any other financial inability on the part of either party.

20.0 Warranty

20.1 The Manufacturer warrants to the Owner that the Products shall be of merchantable quality. The Manufacturer, at its option, and at its cost, shall replace any Products which fail to comply with such warranty or shall refund the purchase price paid to the Manufacturer therefor. The period of the warranty shall extend for a period of six months after the date of sale of the Products to a customer and for a period of ninety days from the date of sale of replacement or spare parts to a customer.

20.2 The aforesaid warranty shall be the only warranty made by the Manufacturer with respect to the Products and is in lieu of all obligations or liabilities on the part of the Manufacturer for damages including, but not limited to, consequential damages arising out of or in connection with the sale, use or performance of Products.

20.3 The Manufacturer shall not make any representation or warranty to customers which shall differ from or exceed in any way those made by the Owner in its published literature or in its terms and conditions of sale.

21.0 Manufacturer's Status

The relationship between the Manufacturer and the Owner is intended to be and shall be that of buyer and seller, and the Manufacturer and its employees, agents and representatives shall under no circumstances be considered agents, partners, joint venturers or representatives of the Owner. The Manufacturer shall not act or attempt to act, or represent itself, directly or by implication, as agent, joint venturer, partner or representative of the Owner or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature or sort, express or implied, on behalf of or in the name of the Owner.

21.2 The relationship created by this agreement does not constitute the granting of a franchise to the Manufacturer by the Owner and no federal or provincial franchise statute, law, regulation or rule is intended to or has been applied by the parties, nor shall any such franchise, statute, law, regulation or rule be deemed or construed to apply to the formation, operation, administration or termination of this agreement.

22.0  Term and Termination

22.1 Either party may terminate this agreement without notice or other act if,

     (a) the other party is in default in any material respect in the performance of any of its obligations under this agreement or otherwise commits any material breach of this agreement, and such default continues after thirty days' written notice from the non-defaulting party to the defaulting party stating the particulars of such default (for the purposes herein, any failure to make any payment due under this agreement shall be a material default);

     (b) bankruptcy or insolvency proceedings are instituted by or against the other party, which the other party does not defend or which it is not successful in defending, or the other party is adjudicated a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors or proposes or makes any arrangements for the liquidation of its debts or a receiver or receiver and manager is appointed with respect to all or any part of the assets of the other party;

     (c) if any sovereign entities or political subdivisions in the Territory enact legislation relating to the relationship created by this agreement which grants rights to the Manufacturer which are not granted by this agreement, this agreement shall terminate automatically one day prior to the date such legislation becomes effective; or

     (d) in the event an excusable delay fails to permit either party to fulfil its obligations after a delay of six months after the date the obligation would have been required to have been fulfilled but for the occurrence of the excusable delay.

22.2 The Owner may terminate this agreement without notice or other act if,

     (a) the whole or substantially the whole of the assets of the Manufacturer are sold or conveyed;

     (b) the Manufacturer assigns or purports to assign this agreement without the prior written consent of the Owner;

     (c) the Manufacturer attempts to change the control and/or management of the Manufacturer's organization, which change shall be unacceptable to the Owner, in the Owner's sole discretion;

     (d) the Manufacturer states in writing that it intends to cease manufacturing, marketing or selling the Products; or

     (e) the Manufacturer shall have failed to substantially meet market demand for the Products.

22.3 For greater certainty, if the Manufacturer is a corporation, partnership or other business entity which offers its shares, units or other evidence of equity ownership to the public, a change in effective control in fact shall be deemed to have occurred when at least 20% of such equity ownership has been transferred and if the Manufacturer does not offer its shares, units or other evidence of equity ownership to the public, a change in effective control in fact shall be deemed to have occurred when at least 40% of such equity ownership has been transferred.

23.0  Events Upon Termination

23.1 Upon termination of this agreement for any cause whatsoever,

     (a) all Royalties, including Royalties on the Products then on hand or in the course of manufacture, distribution or sale shall immediately become due and payable;

     (b) the Manufacturer shall forthwith, and not later than thirty days thereafter, return free of any charge to the Owner, all written information of whatever kind, including graphic and electronically or magnetically recorded documents furnished by the Owner or created by the Manufacturer in relation to the Products including, without limitation, notes, memoranda, diaries, records, drawings, prints, sketches, plans, specifications and other technical information made by the Manufacturer or its agents, affiliates or employees and copies of any kind made thereof by anybody, and derived from the technology of the Patents, Know-How, Trade Marks, Products or the manufacture thereof; further, the Manufacturer agrees that it will forthwith discontinue the use of and refrain from using, disclosing or exploiting the Know-How and any technical data and information pertaining thereto or any improvement or development in respect thereof disclosed to it under this agreement by the Owner and from manufacturing or selling the Products and the Owner shall forthwith have the right to institute proceedings for infringement of any of its Patent and Trade Mark rights then in force;

     (c)  the Manufacturer shall turn over to the Owner all sales
     inquiries   and  unfilled  orders  and  the  parties   shall
     negotiate the amount of compensation, if any, which the Manufacturer may receive therefor; and

     (d) the Manufacturer shall cease trading in the Products and shall notify all dealers and other interested parties of the termination. The Manufacturer shall further cease to make any representations to the public that it is an authorized manufacturer, marketer or dealer of the Products.

23.2 Notwithstanding any such termination:

     (a) all warranties set out in this agreement and all obligations of indemnification shall survive and continue to bind the parties for the earlier of six months after the date of termination of this agreement or the expiry date expressly warranted for any specific item;

     (b) the Manufacturer shall honor any remaining payment obligations set out in this agreement;

     (c) the Manufacturer shall be permitted to sell all Products manufactured prior to the termination, provided such sales are completed by delivery of goods and receipt of payment therefor within three months of the date of such termination and are subject to the payment obligations as set out in this agreement.

24.0 Damages

     If the Owner unilaterally terminates this agreement for any reason other than those set forth in this agreement, then the Owner shall pay to the Manufacturer as liquidated damages the sum of $US 25,000.00 The payment shall not be made in the event that the Owner terminates this agreement due to the fact that the Manufacturer has failed to perform any of its obligations or duties under this agreement.

25.0 Conformity with Local Laws

25.1 The rights and obligations of the parties under this agreement shall be subject to all applicable laws, orders, regulations, directions, restrictions and limitations of the governments having jurisdiction of the parties. In the event, however, that any law, order, regulation, direction, restriction or limitation, expropriation, seizure or interpretation thereof shall in the judgment of either party substantially alter the relationship between the parties under this agreement, or the advantages derived from such relationship, either party may request the other party to modify this agreement, and if, within fifteen days subsequent to making such request, the parties are unable to agree upon a mutually satisfactory modification hereof, then the adversely affected party may terminate this agreement on fifteen days' notice given to the other party, not later than thirty days following the end of such thirty day period.

25.2 The parties shall each at its own expense in its own countries, take such steps as may be required to satisfy the laws and requirements of the respective countries with respect to declaring, recording or otherwise rendering this agreement valid.

26.0 Disclosure

26.1 This agreement may be filed with any governmental agency or official as determined to be appropriate by either party.

27.0 Dispute Resolution

27.1 All disputes, controversy or claims arising out of or in connection with or in relation to the contract, including any question regarding its existence, validity or termination, shall be submitted to and be subject to the jurisdiction of the courts of the Province of British Columbia (including the Supreme Court of Canada) which shall have exclusive jurisdiction in the event of any dispute under this agreement. The parties irrevocably submit to the jurisdiction of such courts to finally adjudicate or determine any suit, action or proceedings arising out of or in connection with this agreement. In the alternative, the parties may agree to submit the matter to arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

28.0 Assignment

28.1 Neither this agreement nor any of the rights or duties of the Manufacturer shall be assigned, transferred or conveyed by the Manufacturer, by operation of law or otherwise, nor shall this agreement or any rights of the Manufacturer enure to the benefit of any trustee in bankruptcy, receiver, creditor, trustee or successor of the Manufacturer's business or of its property, whether by operation of law or otherwise, or to a purchaser of all of the shares of the Manufacturer or to a purchaser of the entire business or substantially all of the assets of the Manufacturer, without the prior written consent of the Owner. The Manufacturer acknowledges that the Owner may assign this agreement to an affiliate or subsidiary.

29.0 Language

29.1 Upon execution, this agreement may be translated into the language of the Territory provided, however, that in the event of any diversion between the English language version and any other version, the English language version shall prevail.
30.0 Extended Meanings

30.1 Words importing the singular number include the plural and vice versa and words importing gender include all genders.

31.0 Interpretation not affected by Headings

31.1 The division of this agreement into paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

32.0 Applicable Law

32.1 This Agreement is made, executed, and delivered in Vancouver, British Columbia Canada, and any controversy arising hereunder or in relation to this Agreement shall be governed by and construed in accordance with the domestic laws of the Province of British Columbia, Canada. The parties hereto hereby agree that the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement does not apply and is strictly excluded.

33.0 Entire Agreement

33.1 This agreement constitutes the entire agreement of all the parties with respect to the subject-matter hereof and, except as stated in this agreement and in the instruments and documents to be executed and delivered pursuant to it, contains all of the representations, undertakings and agreements of all parties respecting the subject-matter hereof. There are no representations, undertakings or agreements of any kind between all the parties respecting the subject-matter hereof except those contained in this agreement.

34.0 Severability

34.1 The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision.

35.0 Currency

35.1 Unless otherwise specifically provided in this agreement, all references to dollar amounts or other money amount are expressed in terms of lawful money of the United States of America.

36.Notices

36.1 Any notice or other documents required or permitted to be given under this agreement shall be in writing and shall be delivered, mailed by prepaid registered mail, return receipt requested or sent by facsimile transmission addressed to the party or parties to whom it is to be given at the address shown below or at such other address or addresses as the party or parties to whom such writing or document is to be given shall have last notified all other parties in accordance with the provisions of this paragraph:

     (a) if to the Manufacturer at:     Qiblah Technologies Ltd.
                         46 Stander Street
                         Brackenhurst
                         Alberton 1449, South Africa

     (b) if to the Owner     at:          Qiblah    International
                    Industries Ltd.
                         Suite 1710, 1177 West Hastings Street
                         Vancouver, British Columbia, Canada
                         V6E 2L3

36.2 Any such notice or other document shall:

     (a) if delivered, be deemed to have been given and received at the place of receipt on the date of delivery, provided that if such date is a day other than a business day in the place of receipt, such notice or document shall be deemed to have been given and received at the place of receipt on the first business day in the place of receipt, thereafter;

     (b) if transmitted by facsimile transmission, be deemed to have been given and received at the place of receipt on the next business day in the country of receipt, following the day of sending, provided that the sender has received telephone confirmation from the recipient of receipt of same on or before the date transmission is deemed to have been received as above, and

     (c) if mailed, be deemed to have been given and received at the place of receipt on the date of actual receipt.

36.3 In the event of postal disruption, such notices or documents
must   either  be  delivered  personally  or  sent  by  facsimile transmission.

37.0 Amendment of Agreement

37.1 None of the terms, conditions or provisions of this agreement shall be held to have been changed, waived, varied, modified or altered by any act or knowledge of either party, their respective agents, servants or employees unless done so in writing signed by both parties.

38.0 Waiver of Breach

38.1 No waiver on behalf of any part of any breach of the provisions shall be effective or binding on such party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party's rights with respect to any future breach of any of the provisions of this agreement.

39.0 Further Assurances

39.1 Each of the parties covenants and agrees that he, his heirs, executors, administrators, successors and permitted assigns will execute such further documents and do and perform or cause to be done and performed such further and other acts as may be necessary or desirable from time to time in order to give full effect to the provisions of this agreement.

40.0 Successors and Assigns

40.1 This agreement shall be binding on and enure to the benefit of the successors and assigns of both parties and all persons or corporations succeeding to or acquiring the business now carried on by the Owner or the Manufacturer. The Manufacturer shall not be entitled to assign this agreement in whole or in part without the consent in writing of the Owner, which consent shall not be unreasonably withheld.

41.0 Time

41.1 When calculating the period of time within which or following which any act is to be done or step taken the date which is the reference day in calculating such period shall be excluded.

42.0 Time of the Essence

42.1 Time shall be of the essence of this agreement.

In witness whereof the parties have duly executed this agreement as of the date first above written.

The Common Seal of
QIBLAH TECHNOLOGIES LTD.
was hereunto affixed in the presence of            c/s



By: /s/___________________________
Authorized Signatory



The Common Seal of
QIBLAH INTERNATIONAL INDUSTRIES LTD.
was hereunto affixed in the presence of            c/s



By: /s/___________________________
Authorized Signatory

     SCHEDULE "A" TO THE AGREEMENT DATED 30TH OCTOBER, 1997
           BETWEEN QIBLAH INTERNATIONAL INDUSTRIES LTD.
                   AND QIBLAH TECHNOLOGIES LTD.

                    Patent of March 26, 1998

     This one page exhibit, which is unable to be placed in electronic media, is a patent issued by the South Africa patent office on March 26, 1997 in the name of Rolf K. Papsdorf. This patent (Application No. 972622) covers a direction locating device and bears the official stamp of the Registrar of Patents, Designs,, Trade Marks, and Copyright.

     SCHEDULE "B" TO THE AGREEMENT DATED 30TH OCTOBER, 1997
           BETWEEN QIBLAH INTERNATIONAL INDUSTRIES LTD.
                   AND QIBLAH TECHNOLOGIES LTD.

This  Agreement is dated for reference the 2 9th Day of  October,
1997

BETWEEN

     ROLF K.. PAPSDORF, Businessman, in care of G. Nagel, Wittelsbacherstrasse 42, 82110 Germering, Germany, or his lawfully designated nominee, hereinafter called "Owner"
                                   AS PARTY OF THE FIRST PART
AND

     QIBLAH INTERNATIONAL INDUSTRIES LTD., a private corporation pursuant to the laws of the Province of British Columbia, with its executive offices at Suite 2400, 1177 West Hastings Street, Vancouver, BC, V6E 2K3, and its lawfully appointed nominee(s) hereafter called "Qiblah"

                              AS PARTY OF THE SECOND PART

WHEREAS:

A. Owner is the inventor and developer of an personal use portable electronic device, as described as "Direction Finder" in Patent Application 97/2622, Registered 26th March, 1997 by Patent Attorneys Adams & Adams, Pretoria, Republic of South Africa, a copy of which Application is attached hereto as Schedule "A" to this Agreement, hereinafter called the "Patent"; the purpose of which device is to locate from any place in the world, the true direction of the City of Makkah, the birthplace of Mohammed; and

B. The Patent Application empowers the Owner to register the Patent in each country which is a subscriber to the International Patent Protection Treaty, of which Treaty
     South Africa is a signatory; and

C. The Owner wishes to assign to Qiblah the whole of the Patent rights existing under the Patent Application.

NOW THIS AGREEMENT WITNESSES that in consideration of the sum of Ten dollars of lawful currency of Canada ($10.00) now paid by each Party to the other, the receipt and sufficiency of which is by each Party to the other hereby acknowledged and other good and valuable consideration, the Parties hereto are agreed as follows:

1.   Assignment.

Owner   hereby  assigns,  sets  over  and  transfers  to  Qiblah,
absolutely, and Qiblah does hereby accept such assignment, effective from the date hereof, of the legal and beneficial rights of registration and ownership of the Patent Application and Patent subsequently pursuant to the Patent Application appealing in Schedule "A" hereto.

2.   Purposes of Agreement

This agreement is made to secure to Qiblah absolutely, from the date of this Agreement, the Patent rights for the countries described in paragraph 1 and to permit Qiblah to deal with the licensing of such rights without further or other enquiry by the party or parties acquiring such rights as Qiblah may license, as to the ownership of Qiblah of the Patent rights or the right of Qiblah to deal with such rights in any manner and upon such terms and conditions as Qiblah may in its sole and arbitrary discretion.

3.   License Fees

The license fees and other terms and conditions existing between the Owner and Qiblah under an Agreement dated 12' September, 1997 between the Owner and Qiblah shall remain unaltered by this agreement and in the event of any conflict, either in interpretation or in effect of law, the provisions of this agreement shall have precedence.

4.   Qiblah Right of Assignment

Qiblah shall have the right at any time and from time to time to assign, contract or otherwise deal with the Patents assigned to Qiblah under this Agreement, with any person or corporation, on such terms and conditions as to Qiblah, in its sole and arbitrary discretion may deem necessary or advisable, subject to the performance by Qiblah of its obligations under paragraph 3

5.   Representations and Warranties of the Owner

The Owner hereby represents and warrants to Qiblah that:

     (a) The Owner is the recorded and sole beneficial owner of all of the Patent Application appearing in Schedule "B" hereto and any other rights titles and interest in and to the Direction Finder; and

     (b) The Owner, at the expense of Qiblah, shall register in the name of Qiblah the Patent for each and every of the Countries for which Qiblah set out in paragraph 2 of this Agreement and shall provide to Qiblah timely written notice of such registration; thereafter Qiblah shall be solely responsible for the maintenance of the Patent and all associated fees and expenses; and

     (c) Entering into this Agreement does not conflict with any applicable law of the Republic of Germany or of the Republic of South Africa nor does it conflict with, or result in a breach of or accelerate the performance required under any contract or other commitment to which he is a party or by which he is bound; and


     (d) Owner has the exclusive and unencumbered right to enter into this Agreement and possesses all necessary authority to assign to Qiblah all of the rights, titles and interests of the Owner in and to the Patent and intellectual property rights appurtenant thereto for all of the countries described in paragraph 2 hereof in accordance with the terms and conditions of this Agreement; and

The representations and warranties hereinbefore set out are conditions upon which Qiblah has relied in entering into this Agreement and same shall survive the term of this Agreement and the Owner hereby contracts and agrees to forever indemnify and hold harmless Qiblah from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by him and contained in this Agreement.

6.   Representations and Warranties of Qiblah

Qiblah represents and warrants to the Owner that:

     (a) It is a company in good standing under the laws of the Province of British Columbia, one of the Provinces of Canada and that it has full corporate power and authority to enter into this Agreement; and

     (b)Execution of this Agreement by Qiblah does not conflict with any applicable law or with its charter nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is a part, or by which it is bound; and

     The representations and warranties hereinbefore set out are conditions upon which the Owner has relied on entering into this agreement and shall survive the term of this Agreement and Qiblah hereby contracts and agrees to indemnify and hold harmless the Owner from all loss, damage costs, actions and suits arising out of or in connection with any breach of any representations or warranty made by them and contained in this Agreement.

7.  Notices

     (a) Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by telegram or fax, addressed as follows:

          In the case of the Qiblah:

          Qiblah International Industries Ltd.
          2400 - 1177 West Hastings Street
          Vancouver, BC V6E 2K3

          In the case of the Owner:

                        Mr. Kurt Rolf Papsdorf
          c/o G. Nagel
                        82110-Germering
                        Wittelsbacher Str. 42
                        Germany

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the tenth business day following the date of mailing, or, if telegraphed or faxed, on the next succeeding day following the telegraphing or faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this paragraph.

8.    General Terms and Conditions

      (a) The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectively carry out the intent of this Agreement.

     (b) No changes, alternations. or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

     (c) The  titles to the articles to this Agreement shall  not be  deemed to form part of this Agreement but shall  be
          regarded  as  having  been  used  for  convenience   of
          reference only.

     (d) The schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

             (e) This Agreement shall be governed by and interpreted in accordance with the laws in effect from time to time in the Province of British Columbia, Canada, and the parties hereto attorn to the courts of British Columbia for the resolutions of any disputes arising out of this Agreement.

         (f) This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.


     (g) All references to the masculine case shall include the feminine case and the plural case where the context may so indicate; reference to "he" when referring to the Owner or to the Owner directly, shall mean the owners collectively, jointly and severally.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Signed, Sealed and Delivered by                              /s/
Rolf K. Papsdorf
ROLF K. PAPSDORF                                   Rolf K.
Papsdorf
in the presence of the following witness:


/s/Lee Tupper
Lee Tupper
Vancouver, BC, Canada V6G IN6

The Common Seal of
QIBLAH INTERNATIONAL INDUSTRIES LTD.
Was affixed by its duly authorized signatories
Corporate Seal

/s/  Dieter K. Schindelhauer                       /s/Malcolm  B.
Fraser
Dieter                      K.                      Schindelhauer
Malcolm B. Fraser
President, Director                                    Secretary,
Director

     SCHEDULE "A" TO THE AGREEMENT DATED 29TH OCTOBER, 1997
                   BETWEEN ROLF K. PAPSDORF AND
               QIBLAH INTERNATIONAL INDUSTRIES LTD.

                    Patent of March 26, 1998

     This one page exhibit, which is unable to be placed in electronic media, is a patent issued by the South Africa patent office on March 26, 1997 in the name of Rolf K. Papsdorf. This patent (Application No. 972622) covers a direction locating device and bears the official stamp of the Registrar of Patents, Designs,, Trade Marks, and Copyright.

     SCHEDULE "B" TO THE AGREEMENT DATED 29TH OCTOBER, 1997
                   BETWEEN ROLF K. PAPSDORF AND
              QIBLAH INTERNATIONAL INDUSTRIES LTD.

                    COUNTRIES OF ISLAM


COUNTRY                    POPULATION* (Millions)
Algeria                    27.0
Egypt                      57.0
India                      873.0
Indonesia                  186.0
Iran                       60.0
Iraq                       19.0
Jordan                     3.5
Liberia                    2.8
Libya                      4.5
Kuwait                     2.4
Malaysia                   18.6
Morocco                    27.0
Oman                       1.6
Syria                      14.0
Saudi Arabia               16.0
Tunisia                    8.0
Turkey                     58.0
Pakistan                   123.0
United Arab Emirates       2.5
Yemen / South Yemen        12.0
Canada and 80 other        20.0
convention countries
Total                      1536.3 (1,536,300,000)
* Basis 1993 World Atlas; Published by Rand McNally, 1995

     SCHEDULE "C" TO THE AGREEMENT DATED 30TH OCTOBER, 1997
           BETWEEN QIBLAH INTERNATIONAL INDUSTRIES LTD.
                   AND QIBLAH TECHNOLOGIES LTD.

                              PRODUCTS

The Global Qiblah Locator, comprising the following manufactured and sub-contracted parts:

1.   Compass
2.   Top Housing (Injection molded plastic
3.   Bottom Housing (Injection molded plastic)
4.   Printed circuit Board
5.   Liquid Crystal Display and contacts
6.   Circuit Board electronic components ("Population")
7.   Micro Chip and liquid crystal display driver
8.   Battery holder
9.   Membrane Touch Control
10.  Map
11.  Screws
12.  Assembly jigs
13.  Advertising materials

     SCHEDULE "D" TO THE AGREEMENT DATED 30TH OCTOBER, 1997
           BETWEEN QIBLAH INTERNATIONAL INDUSTRIES LTD.
                   AND QIBLAH TECHNOLOGIES LTD.

                           TERRITORIES

                       Continent of Africa
                     Yemen, north and south
                      United Arab Emirates
                          Saudi Arabia
                              Oman
                              Syria
                              Iron
                             Jordan

     SCHEDULE "E" TO THE AGREEMENT DATED 30TH OCTOBER, 1997
           BETWEEN QIBLAH INTERNATIONAL INDUSTRIES LTD.
                   AND QIBLAH TECHNOLOGIES LTD.

                           TRADE MARKS

                              NONE